UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2016

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Global Power Equipment Group Inc. (the “Company”) previously disclosed that it entered into certain amendments (the “Prior Amendments”) to its Credit Agreement, dated February 21, 2012, with Wells Fargo Bank, National Association, as Administrative Agent, U.S. Bank National Association, as Syndication Agent, and the various financial institutions (the “Lenders”) party thereto (as amended or supplemented from time to time, the “Credit Agreement”).  Under the Prior Amendments, the Lenders agreed, among other things, to temporarily waive certain existing and anticipated events of default, however such waivers terminated on November 11, 2016. The Company entered into an Eleventh Amendment to the Credit Agreement and Sixth Amendment to Limited Waiver Agreement (the “New Amendment”), dated as of November 30, 2016.

Under the New Amendment, the Lenders have, among other things, agreed to extend the temporary waiver of certain known certain existing and anticipated events of default for a limited period of time ending on the earlier of January 31, 2017 or the occurrence of any waiver termination event set forth in the New Amendment.

The foregoing description does not constitute a complete summary of the terms of the New Amendment and is qualified in its entirety by reference to the full text of the New Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d)	Exhibits

10.1

Eleventh Amendment to the Credit Agreement and Sixth Amendment to Limited Waiver Agreement, dated as of November 30, 2016, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the various financial institutions party thereto as lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2016

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Senior Vice President, Chief Administrative Officer,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Eleventh Amendment to the Credit Agreement and Sixth Amendment to Limited Waiver Agreement, dated as of November 30, 2016, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the various financial institutions party thereto as lenders.